EXHIBIT 99.1

SCHEDULE IDENTIFYING THE DIFFERENCES BETWEEN SCHEDULE II TO THE NOTES (THE "SCHEDULE") ISSUED BY THE TRUST IDENTIFIED ON THE COVER PAGE OF THE EXCHANGE ACT REPORT INTO WHICH THIS EXHIBIT 99.1 IS INCORPORATED BY REFERENCE (THE "TRUST") AND EXHIBIT 4.6 TO HARTFORD LIFE GLOBAL FUNDING TRUST 2006-043'S REPORT ON FORM 10-K FILED ON AUGUST 29, 2006 ("EXHIBIT 4.6"):

For purposes of this Exhibit 99.1, the following terms are referred to herein as the "Variable Terms".

Issuing Entity (The Trust):
Execution Party (The Trust, by Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee):
Identure Date (Issuance Date):
Date of Note (Issuance Date):

                                                                   Floating Rate Note:  [ ] Yes [ ] No. If yes,
Issue Price:                                                             Regular Floating Rate Notes [ ]
                                                                         Floating Rate/ Fixed Rate Notes:  [ ]
                                                                              Fixed Interest Rate:
Securities Exchange Listing:  [ ] Yes [ ] No. If yes,                         Fixed Rate Commencement Date:
      indicate name(s) of Securities Exchange(s):                        Interest Rate Basis(es):
      ___________________________________________________.
Depositary:                                                              CD Rate [ ]
Authorized Denominations:                                                CMT Rate [ ]
Collateral held in the Trust:  Hartford Life Insurance                        Designated CMT Telerate Page:
      Company Funding Agreement No. [  ], all proceeds of                          If Telerate Page 7052:
      the Funding Agreement and all rights and books and                           [ ] Weekly Average
      records pertaining to the foregoing.                                         [ ] Monthly Average

Interest Rate or Formula:                                                     Designated CMT Maturity Index:
Fixed Rate Note:  [ ] Yes [ ] No. If yes,                                Commercial Paper Rate [ ]
      Interest Rate:                                                     Federal Funds Rate [ ]
      Interest Payment Dates:                                            LIBOR [ ]
      Additional/Other Terms:                                                 [ ] LIBOR Reuters Page:
                                                                              [ ] LIBOR Moneyline Telerate Page:
Discount Note:  [ ] Yes [ ] No. If yes,                                       LIBOR Currency:
      Total Amount of Discount:                                          Prime Rate [ ]
                                                                         Treasury Rate [ ]
      Initial Accrual Period of Discount:                                Index Maturity:
      Interest Payment Dates:                                            Spread and/or Spread Multiplier:
      Additional/Other Terms:                                            Initial Interest Rate, if any:
Redemption Provisions:  [ ] Yes [ ] No. If yes,                          Initial Interest Reset Date:
      Initial Redemption Date:                                           Interest Reset Dates:
      Redemption Dates:                                                  Interest Determination Date(s):
      Initial Redemption Percentage:                                     Interest Payment Dates:
      Annual Redemption Percentage Reduction,                            Maximum Interest Rate, if any:
           if any:                                                       Minimum Interest Rate, if any:
      Additional/Other Terms:                                            Additional/Other Terms:
                                                                   Regular Record Date(s):
                                                                   Sinking Fund:
                                                                   Day Count Convention:
                                                                   Calculation Agent:
                                                                   Survivor's Option:  [ ] Yes [ ] No. If yes,
                                                                   the attached Survivor's Option Rider is
                                                                   incorporated into this Note.
                                                                   Additional/Other Terms:

OMITTED DOCUMENT: Schedule II to the global note representing the notes issued by the Trust (the "Schedule")

DIFFERENCES:

1. The Variable Terms of the Schedule, to the extent set forth in Exhibit B to the Schedule (including Schedule II to Exhibit B), differ from the terms set forth in Exhibit B to Exhibit 4.6 as and to the extent the terms set forth in the pricing supplement filed by Hartford Life Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the notes issued by the Trust (the "Pricing Supplement"), differ from the analogous terms set forth in
      Exhibit 4.6, as further modified or expanded by any additional schedule, exhibit or similar attachment to said note, as may be filed as an exhibit to the Exchange Act report into which this Exhibit 99.1 is incorporated by reference.


2. If the indenture trustee is other than JPMorgan Chase Bank, N.A., then the name of the indenture trustee set forth in the Pricing Supplement is the Indenture Trustee listed as such in Exhibit B to the Schedule.


3. The initial aggregate principal amount of the note referenced in Schedule A to the Schedule is the Principal Amount listed in the Pricing Supplement.


4. The Paying Agent listed in Exhibit A of the Schedule is the Paying Agent identified in the Pricing Supplement.


5. The Election Dates(s) and the Corresponding Maturity Date(s) are the dates described in the Extension Election section of the Pricing Supplement.


6. The CUSIP numbers for each possible Short Term Note, and the corresponding Maturity Dates for such Short Term Notes are those listed in Exhibit C to the Schedule, such Exhibit C being filed as an Exhibit to the Exchange Act Report into which this Exhibit 99.1 is incorporated by reference.